Exhibit 10.12D

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of March 10, 2011 by and between CIM/OAKLAND CENTER 21, LP, a Delaware limited partnership (“Landlord”), and PANDORA MEDIA, INC., a California corporation (“Tenant”), with reference to the following facts:

R E C I T A L S

A.                                    Landlord and Tenant entered into that certain Office Lease dated as of July 23, 2009, as amended by that certain First Amendment to Lease dated as of April 13, 2010, that certain Second Amendment to Lease dated June 16, 2010 and that certain Third Amendment to Lease dated as of December 15, 2010 (collectively, the “Lease”), pursuant to which Tenant leases certain premises (the “Premises”) consisting of 48,476 rentable square feet on the fifteenth (15th) and sixteenth (16th) floor of the Building located 2101 Webster Street, Oakland, California (the “2101 Webster Building”), which is part of the office project known as “Center 21” comprised of (i) the 2101 Webster Building, (ii) the building located at 2100 Franklin Street, Oakland, California (the “2100 Franklin Building”; and together with the 2101 Webster Building the “Buildings”), (iii) a subterranean parking garage underneath the Buildings, and (iv) a multi-story parking structure located at 2353 Webster Street (collectively, the “Project”).

B.                                    Tenant has requested that Landlord lease to Tenant on a month-to-month basis a portion of the 18th floor of the 2101 Webster Building commonly known as Suite 1825, which consists of approximately 5,824 rentable square feet of area (“Suite 1825”), as depicted on Exhibit A attached hereto.

C.                                    Tenant has further requested that Landlord grant Tenant a license to temporarily use approximately 2,000 square feet on the 18th floor of the 2101 Webster Building consisting of a portion of Suite 1875 (“Suite 1875”), and grant to Tenant a right to expand the Premises to include the balance of Suite 1875, as depicted on Exhibit B attached hereto.

D.                                    Landlord has agreed to the foregoing on the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows (capitalized terms used but not defined herein shall have the meaning given them in the Lease):

A G R E E M E N T

1.                                      Incorporation of Recitals.  Recitals A through D above are incorporated herein by reference.

2.                                      Suite 1825.  Commencing on March 15, 2011 and continuing until terminated by either Landlord or Tenant on not less than thirty days prior written notice, Tenant shall lease Suite 1825 in addition to the Premises.  Commencing on March 15, 2011, (a) all references in the Lease to the Premises shall include Suite 1825, and (b) Tenant shall pay $14,560.00 per month as Base Rent for Suite 1825 (based on $2.50 per rentable square foot), provided that Suite 1825 shall not be considered for the purpose of determining Tenant’s Proportionate Share

3.                                      Temporary Space.  Commencing on March 15, 2011 and continuing until the earlier of (a) Tenant exercises its rights under Section 5 of this Amendment to expand the Premises to include all of Suite 1875, or (b) July15, 2011, Tenant shall have the right to use that portion of Suite 1875 shown on Exhibit B attached hereto (the “Temporary Space”).  Tenant shall not pay Base Rent for the Temporary Space and the Temporary Space shall not be considered for the purpose of determining Tenant’s Proportionate Share, but Tenant’s use of the Temporary Space shall otherwise be subject to the terms and conditions of the Lease.  If Tenant does not exercise its right to expand the Premises to include the balance of Suite 1875, Tenant shall surrender the Temporary Space to Landlord on or before July15, 2011 in the condition required by the Lease.

4.                                      Possession; As-Is Condition.  Tenant acknowledges that it is currently in possession of Suite 1825 and the Temporary Space pursuant to an oral agreement with Landlord and Tenant has accepted Suite 1825 and the Temporary Space in their “as-is, where is” condition.  Except as set forth in this Section 4, Tenant hereby acknowledges that there are no agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements therein and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of Suites 1825 and the Temporary Space. At Tenant’s cost, Tenant shall install and remove (at the end of the applicable term) four card readers (one for each door) at the entrances to Suite 1825 and the Temporary Space. At Landlord’s cost, Landlord will secure the door dividing the Temporary Space from the balance of Suite 1875.  Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of Suite 1825 or the Temporary Space, except as expressly provided in this Amendment.

5.                                      Expansion Option.

(a)                                 Expansion Option.  So long as there is no Default by Tenant under the Lease or this Amendment, Landlord hereby grants Tenant an option (“Expansion Option”) to lease Suite 1875 on a month to month basis, which space consists of approximately 6,924 rentable square feet, as shown on Exhibit B attached hereto.

(b)                                 Exercise of Option.  The Expansion Option contained herein shall be exercised by Tenant by delivering notice to Landlord on or before July 15, 2011, stating that Tenant is exercising its option as to Suite 1875.

(c)                                  Terms.  In the event that Tenant timely exercises its option to lease Suite 1875: (a) Tenant shall lease Suite 1875 on a month to month basis until terminated by either Landlord or Tenant on not less than 30 days prior notice; (b) all references in the Lease and this Amendment to the “Premises” shall be deemed to include Suite 1875, and (c) Tenant shall pay $17,310 per month as Base Rent for Suite 1875 (based on $2.50 per rentable square foot), provided that Suite 1875 shall not be considered for the purpose of determining Tenant’s Proportionate Share.

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(d)                                 As-Is Condition.  Tenant shall accept and take Suite 1875 in its “as is” condition, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of Suite 1875.

6.                                      FF&E. During the term of Tenant’s occupancy of Suites 1825 and 1875, Tenant shall be entitled to use the tables, chairs and other property of Landlord listed on Exhibit C attached hereto (collectively, “Landlord’s FF&E”).  Tenant shall maintain Landlord’s FF&E in good condition and repair and shall replace any of Landlord’s FF&E that is damaged or stolen. At the end of Tenant’s occupancy of Suite 1825 and/or 1875, Tenant shall return Landlord’s FF&E in the same condition as received, reasonable wear and tear excepted.

7.                                      Brokers.  Landlord and Tenant each warrant and represent to the other that it has not employed or dealt with any real estate broker or finder in connection with this Amendment, and that it knows of no real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Amendment.  Landlord and Tenant each agree to indemnify, defend and hold the other harmless from and against any and all claims demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under the indemnifying party in connection with this Amendment.

8.                                      Status of Lease.  Except as amended by this Amendment, the Lease remains unchanged, and, as amended by this Amendment, the Lease is in full force and effect.

9.                                      Counterparts.  This Amendment may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same Amendment.  In addition, properly executed, authorized signatures may be transmitted via facsimile and upon receipt shall constitute an original signature.

10.                               Entire Agreement.  There are no oral or written agreements or representations between the parties hereto affecting the Lease not contained in the Lease or this Amendment.  The Lease, as amended, supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, displays, projections, estimates, agreements, and understandings, if any, made by, to, or between Landlord and Tenant and their respective agents and employees with respect to the subject matter thereof, and none shall be used to interpret, construe, supplement or contradict the Lease, including any and all amendments thereto.  The Lease, and all amendments thereto, shall be considered to be the only agreement between the parties hereto and their representatives and agents.  To be effective and binding on Landlord and Tenant, any amendment, revision, change or modification to the provisions of the Lease must be in writing and executed by both parties.

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IN WITNESS WHEREOF, Landlord and Tenant have entered into this Amendment as of the date first set forth above.

“Tenant”:

PANDORA MEDIA, INC.,
a California corporation

By:
Name:
Its:

“Landlord”:

CIM/OAKLAND CENTER 21, LP,
a Delaware limited partnership

By:	CIM/Oakland Office Properties GP, LLC,
its general partner

By:
Avraham Shemesh
Treasurer

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EXHIBIT A

SUITE 1825

EXHIBIT B

SUITE 1875/TEMPORARY SPACE

EXHIBIT C

LANDLORD’S FF&E